UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  07/29/2009

Total Nutraceutical Solutions, Inc.

(Name of Small Business Issuer in its Charter)

Commission File Number: 000-52864

NEVADA	26-0561199
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2811 Reidville Road, Ste. 23, Spartanburg, SC 29301

(Address of Principal Executive Offices, Including Zip Code)

(864) 316-2909

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instructions A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d 2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Officer

Effective July 29, 2009, the following individual was appointed by the Board of Directors as our newly appointed Vice President of Sales & Marketing (“New Officer”):

Name	Age	Position(s) held:
Mark Budzinski	50	Vice President of Sales and Marketing

The New Officer currently does not have employment agreements with the Company.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the New Officer had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which the New Officer is a party or in which the New Officer participates that is entered into or material amendment in connection with our appointment of the New Officer, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officer.  As the new Vice President of Sales & Marketing, Mr. Budzinski will be paid $5,000 per month.  The Board of Directors is currently evaluating a performance based bonus program which will be tied to directly to sales generated by the company.

In his 28 year career, Mark Budzinski has managed executive sales & marketing functions for public corporations in a variety of markets.  He began his career in 1981 as a Network Engineer with Bell Laboratories in Piscataway, NJ before relocating to Oregon in 1983. Mr. Budzinski has held the positions of Marketing Director for Intel’s Personal Computer Group, Chief Knowledge Officer for Sequent Computer Systems, and Director of Sales & Marketing for the Commercial Equipment Division of RadiSys, Inc.  Most recently, Mr. Budzinski worked for Applied Microsystems where he served as Vice President of Sales & Marketing.  Mr. Budzinski has also engaged in consulting relationships on sales & marketing matters with Microsoft, FEI, Xiotech, Intel, and other private companies. Mr. Budzinski holds a Masters Degree in Business Administration from the University of Oregon, a Masters Degree in Computer Science from University of Southern California, a BS in Industrial Engineering from Lehigh University, and is a graduate of the Buckley School of Public Speaking.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  July 29, 2009

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

By:

/s/  Frank Arnone

Frank Arnone

President/Director